NEWS RELEASE

Five Below, Inc. Announces First Quarter Fiscal 2013 Financial Results
Reports sales increase of 33% to $95.6 million
Reports GAAP diluted EPS of $0.03; adjusted EPS of $0.05
Raises full year 2013 guidance

PHILADELPHIA, PA - (June 12, 2013) - Five Below, Inc. (Nasdaq: FIVE) today announced financial results for the thirteen weeks ended May 4, 2013.

For the thirteen weeks ended May 4, 2013:

•	Net sales increased by 33.1% to $95.6 million from $71.8 million in the first quarter of fiscal 2012; comparable store sales increased by 4.2%.

•
Operating income was $3.2 million as compared to an operating loss of $2.0 million in the first quarter of fiscal 2012. Adjusted operating income, which excludes the impact of the founders' transaction in both periods (see GAAP/Non-GAAP reconciliation table), increased to $4.7 million as compared to $4.3 million in the first quarter of fiscal 2012.

•	The Company opened 14 net new stores and ended the quarter with 258 stores in 18 states, an increase in stores of 30% from the end of the first quarter of fiscal 2012.

•
Net interest expense increased to $511 thousand from net interest income of $37 thousand in the first quarter of fiscal 2012. The increase in net interest expense resulted from a $100 million term loan entered into in the second quarter of fiscal 2012, of which $65.5 million was repaid subsequent to the completion of the Company's initial public offering (“IPO”) on July 24, 2012. In May 2013, subsequent to the thirteen weeks ended May 4, 2013, $15.0 million of principal on the Term Loan Facility was repaid.

•
Net income was $1.6 million compared to a net loss of $1.2 million in the first quarter of fiscal 2012. Adjusted net income, which excludes the impact of the founders' transaction in both periods (see GAAP/Non-GAAP reconciliation table), was $2.5 million compared to $2.6 million for the first quarter of fiscal 2012.

•
U.S. generally accepted accounting principles, or GAAP, diluted income per common share was $0.03 compared to a loss of $0.32 per share in the first quarter of fiscal 2012. Adjusted diluted income per common share, which is adjusted net income on an adjusted diluted weighted average common shares outstanding basis (see GAAP/Non-GAAP reconciliation table), was $0.05 in both the first quarter of fiscal 2013 and 2012.

Thomas Vellios, Co-Founder, President and CEO, stated: “The first quarter played out largely as we had expected and we are pleased to have delivered results that came in ahead of our original guidance. As we said a few weeks ago, once the headwinds facing consumers abated mid-quarter, we saw a strengthening in our traffic and sales patterns as our trend-right merchandise at extremely compelling prices resonated with our customers.”

Mr. Vellios added, “Our new store opening plans for 2013 got off to a good start with 14 net new stores opened in the first quarter and we are on track for the planned 60 net openings this year. More than half of our new store openings will come in the back half of the year as we cluster the 15 planned openings in the Dallas and Austin metropolitan areas in Texas, which is a new market for us.  And finally, we are pleased to announce that our new Olive Branch distribution center, just outside of Memphis, Tennessee, is now fully operational and began shipping to stores in May.”

Balance sheet highlights as of May 4, 2013:

•	Cash and cash equivalents: $36.7 million

•	Total debt: $34.5 million

•	Total liquidity (cash and cash equivalents plus availability on a $20 million revolver facility): $56.1 million

Second Quarter and Fiscal 2013 Outlook:

For the second quarter of fiscal 2013, net sales are expected to be in the range of $112 million to $114 million based on opening fourteen new stores and assuming a 4%-5% increase in comparable store sales. GAAP net income is expected to be in the range of $2.7 million to $3.2 million, with a GAAP diluted income per common share range of $0.05 to $0.06 on approximately 53.8 million estimated weighted average shares outstanding. Excluding $1.9 million, or $0.04 per adjusted diluted share in tax-effected expenses related to the founders' transaction and the estimated costs associated with the secondary public offering, adjusted net income is expected to be approximately $4.6 million to $5.1 million, or $0.08 to $0.09 per diluted share based on estimated adjusted diluted weighted average shares outstanding of approximately 54.5 million.

For fiscal 2013, net sales are expected to be in the range of $524 million to $529 million based on opening 60 net new stores for the full year and assuming a 4% increase in comparable store sales. GAAP net income is expected to be in the range of $30.8 million to $32.4 million, with a GAAP diluted income per common share of $0.57 to $0.60 on approximately 53.8 million estimated weighted average shares outstanding. Excluding $4.7 million, or $0.09 per adjusted diluted share in tax-effected expenses related to the founders' transaction and the estimated costs associated with the secondary public offering, adjusted net income is expected to be in the range of $35.5 million to $37.1 million, or $0.65 to $0.68 per diluted share based on estimated adjusted diluted weighted average shares outstanding of approximately 54.6 million.

Conference Call Information:

A conference call to discuss first quarter fiscal 2013 financial results is scheduled for today, June 12, 2013, at 4:30 PM Eastern Time. Investors and analysts interested in participating in the call are invited to dial 1-888-397-5352 (international callers please dial 719-325-2484) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at www.fivebelow.com in the investor relations section of the website.

A taped replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online and by dialing (877) 870-5176. The pin number to access the telephone replay is 6216161. The replay will be available until June 19, 2013.

Non-GAAP Information

This press release includes non-GAAP adjusted operating income, adjusted net income, adjusted diluted weighted average shares outstanding and adjusted diluted income per common share, each a non-GAAP financial measure. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in tables accompanying this release. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company's business and facilitate a meaningful evaluation of its quarterly and fiscal year 2013 diluted income per common share and actual results on a comparable basis with its quarterly and fiscal year 2012 results. In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this presentation. The Company's presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company's industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

Forward-Looking Statements:

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect management's current views and estimates regarding the Company's industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. Investors can identify these statements by the fact that they use words such as "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future" and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks relating to the Company's strategy and expansion plans, the availability of suitable new store locations, risks that consumer spending may decline and that U.S. and global macroeconomic conditions may worsen, risks related to the Company's continued retention of its senior management and other key personnel, risks relating to changes in consumer preferences and economic conditions, risks relating to the Company's distribution centers, quality or safety concerns about the Company's merchandise, events that may affect the Company's vendors, increased competition from other retailers, risks relating to trade restrictions, risks associated with leasing substantial amounts of space, and other factors that are set forth in the Company's filings with the Securities and Exchange Commission ("SEC"), including risk factors contained in the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2013 filed with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company's assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this news release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Five Below

Five Below is a rapidly growing specialty value retailer offering a broad range of trend-right, high-quality merchandise targeted at the teen and pre-teen customer. Five Below offers a dynamic, edited assortment of exciting products in a fun and differentiated store environment, all priced at $5 and below, including select brands and licensed merchandise across a number of category worlds - Style, Room, Sports, Media, Crafts, Party, Candy and Now. Five Below is headquartered in Philadelphia, Pennsylvania.

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Investor Contact:
ICR, Inc.
Farah Soi
203-682-8200
Farah.soi@icrinc.com

Media Contact:
Gregory FCA
Joe Hassett
610-642-8253
joeh@gregoryfca.com

FIVE BELOW, INC.
Balance Sheets
(Unaudited)
(in thousands)

	May 4, 2013	February 2, 2013	April 28, 2012
Assets
Current assets:
Cash and cash equivalents	$36,722	$56,081	$14,503
Inventories	75,339	60,831	51,531
Income taxes receivable	—	—	7,400
Prepaid income taxes	621	36	—
Deferred income taxes	1,441	1,295	4,911
Prepaid expenses and other current assets	10,481	11,433	10,706
Total current assets	124,604	129,676	89,051
Property and equipment, net	61,611	59,040	44,441
Other assets	877	944	449
	$187,092	$189,660	$133,941
Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Line of credit	$—	$—	$—
Current portion of notes payable	15,000	15,000	—
Accounts payable	27,971	27,952	22,496
Income taxes payable	558	7,083	1,019
Accrued salaries and wages	2,725	4,204	1,436
Other accrued expenses	13,569	14,545	11,235
Total current liabilities	59,823	68,784	36,186
Notes payable	19,500	19,500	250
Deferred rent and other	31,187	29,082	22,258
Deferred income taxes	1,431	1,550	5,708
Total liabilities	111,941	118,916	64,402

Preferred stock	—	—	191,855
Shareholders’ equity (deficit):
Common stock	540	540	183
Additional paid-in capital	273,474	270,637	12,270
Accumulated deficit	(198,863)	(200,433)	(134,769)
Total shareholders’ equity (deficit)	75,151	70,744	(122,316)
	$187,092	$189,660	$133,941

FIVE BELOW, INC.
Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	Thirteen Weeks Ended
	May 4, 2013	April 28, 2012
Net sales	$95,604	$71,829
Cost of goods sold	65,391	48,809
Gross profit	30,213	23,020
Selling, general and administrative expenses	27,024	24,985
Operating income (loss)	3,189	(1,965)
Interest expense (income), net	511	(37)
Income (loss) before income taxes	2,678	(1,928)
Income tax expense (benefit)	1,108	(771)
Net income (loss)	1,570	(1,157)
Series A 8% Convertible Preferred Stock cumulative dividends	—	(4,168)
Net income attributable to participating securities	(31)	—
Net income (loss) attributable to common shareholders	$1,539	$(5,325)
Basic income (loss) per common share	$0.03	$(0.32)
Diluted income (loss) per common share	$0.03	$(0.32)
Weighted average shares outstanding:
Basic shares	52,943,243	16,420,716
Diluted shares	53,399,778	16,420,716

FIVE BELOW, INC.
Statements of Cash Flows
(Unaudited)
(in thousands)

	Thirteen Weeks Ended
	May 4, 2013	April 28, 2012
Operating activities:
Net income (loss)	$1,570	$(1,157)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	2,933	2,107
Amortization of deferred financing costs	78	7
Warrant expense related to professional service providers for services rendered	—	43
Stock-based compensation expense	2,359	6,330
Deferred income tax (benefit) expense	(265)	4,354
Changes in operating assets and liabilities:
Prepaid income taxes	(585)	—
Income tax receivable	—	(7,400)
Inventories	(14,508)	(12,741)
Prepaid expenses and other assets	941	(3,621)
Accounts payable	703	(799)
Income taxes payable	(6,525)	(8,120)
Accrued salaries and wages	(1,479)	(7,818)
Deferred rent	2,405	1,555
Other accrued expenses	602	3,562
Net cash used in operating activities	(11,771)	(23,698)
Investing activities:
Capital expenditures	(8,148)	(4,801)
Net cash used in investing activities	(8,148)	(4,801)
Financing activities:
Proceeds from exercise of warrants and stock options to purchase common stock	158	201
Repurchase of unvested restricted shares related to stock option exercises	—	(17)
Excess tax benefit related to restricted shares and the exercise of stock options	402	1,525
Net cash provided by financing activities	560	1,709
Net decrease in cash and cash equivalents	(19,359)	(26,790)
Cash and cash equivalents at beginning of period	56,081	41,293
Cash and cash equivalents at end of period	$36,722	$14,503

FIVE BELOW, INC.
GAAP to Non-GAAP Reconciliation of Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

Reconciliation of operating income (loss), as reported, to adjusted operating income
	Thirteen Weeks Ended
	May 4, 2013	April 28, 2012
Operating income (loss)	$3,189	$(1,965)
Adjustments:
Founders’ transaction (1)	1,515	6,252
Adjusted operating income	$4,704	$4,287

Reconciliation of net income (loss) attributable to common shareholders, as reported, to adjusted net income
	Thirteen Weeks Ended
	May 4, 2013	April 28, 2012
Net income (loss) attributable to common shareholders	$1,539	$(5,325)
Adjustments:
Series A 8% Convertible Preferred Stock (“Preferred stock”) cumulative dividends	—	4,168
Net income attributable to participating securities	31	—
Net income (loss)	1,570	(1,157)
Adjustments:
Founders’ transaction (1)	1,515	6,252
Less tax benefit	(627)	(2,502)
Adjusted net income	$2,458	$2,593

Reconciliation of diluted weighted average shares outstanding, as reported, to adjusted diluted weighted average shares outstanding
	Thirteen Weeks Ended
	May 4, 2013	April 28, 2012
Diluted weighted average shares outstanding	53,399,778	16,420,716
Adjustments:
Preferred shares conversion	—	30,894,953
Initial public offering shares issuance	—	4,807,692
Unvested and vested restricted stock (2)	1,056,704	1,867,755
Diluted effect of stock options and warrants (3)	—	67,793
Adjusted diluted weighted average shares outstanding	54,456,482	54,058,909

FIVE BELOW, INC.
GAAP to Non-GAAP Reconciliation of Statements of Operations
(Unaudited)
(in thousands, except share and per share data)
Reconciliation of diluted income (loss) per common share, as reported, to adjusted diluted income per common share

	Thirteen Weeks Ended
	May 4, 2013	April 28, 2012
Diluted income (loss) per common share, as reported	$0.03	$(0.32)
Adjustments to numerator:
Series A 8% Convertible Preferred Stock cumulative dividends per share	—	0.25
Founders’ transaction per share (1)	0.03	0.38
Income tax benefit per share	(0.01)	(0.15)
Adjustments to weighted average shares outstanding per share	—	(0.11)
Adjusted diluted income per common share	$0.05	$0.05

(1)
Founders’ transaction relates to the on-going expense recognition for the options granted to the founders in fiscal 2010 and their modification in March 2012, which cancelled the fiscal 2010 option award to purchase 2,020,620 shares of common stock and granted an equal number of restricted shares that vest through March 2014.

(2)	Assumes the impact of all unvested and vested restricted stock as of the beginning of the period.

(3)	Assumes the diluted impact of stock options and warrants and the Company's Employee Stock Purchase Plan utilizing the treasury stock method.